Exhibit 21

Entity	State of Formation
446-High Line LLC	New York
450 SPE Manager, Inc.	New York
701 Seventh JV LLC	Delaware
701 Seventh Partners LLC	Delaware
701 Seventh WRT Investor LLC	Delaware
Atrium Mall LLC	Delaware
CDH CDO LLC	Delaware
Cerritos Corporate Partners Inc.	California
Concord Debt Holdings LLC	Delaware
FT-Churchill Lender LLC	Delaware
FT-FIN Acquisition LLC	Delaware
FT-Florida Property LLC	Delaware
FT-Florida Property Manager LLC	Delaware
FT-Marc Class B LLC	Delaware
FT-Marc Loan LLC	Delaware
FT-Ontario Holdings LLC	Delaware
FT-Ontario Parking LLC	Delaware
FT-Ontario Parking Manager LLC	Delaware
FT-Ontario Property LLC	Delaware
FT-Ontario Property Manager LLC	Delaware
FT-Orlando Property LLC	Delaware
FT-Orlando Property Manager LLC	Delaware
FT-WD Property LLC	Delaware
Mentor Retail, L.L.C.	Illinois
RE CDO Management LLC	Delaware
RS Summit Pointe Apartments LLC	Delaware
SRE Weststate LLC	Delaware
WRP Management LLC	Delaware
WRT One South State Lender L.P.	Delaware
WRT Realty L.P.	Delaware
WRT TRS Management Corp.	Delaware
WRT-1050 Corporetum Holdings LLC	Delaware
WRT-1050 Corporetum Property LLC	Delaware
WRT-1050 Corporetum Property Manager LLC	Delaware
WRT-550/650 Corporetum Property LLC	Delaware
WRT-550/650 Corporetum Property Manager LLC	Delaware
WRT-701 Seventh LLC	Delaware
WRT-CDH II LLC	Delaware
WRT-CDO LLC	Delaware
WRT-Concord LLC	Delaware
WRT-Elad One South State Equity L.P.	Delaware
WRT-High Line LLC	Delaware

WRT-Highgrove Property GP LLC	Delaware
WRT-Highgrove Property L.P.	Delaware
WRT-Lake Brandt Property LLC	Delaware
WRT-Lender (Poipu) LLC	Delaware
WRT-Lender LLC	Delaware
WRT-LP LLC	Delaware
WRT-Mentor Equity LLC	Delaware
WRT-Mosaic Property GP LLC	Delaware
WRT-Mosaic Property L.P.	Delaware
WRT-NV ST Holdings LLC	Delaware
WRT-Property Holdings LLC	Delaware
WRT-Rockwell LLC	Delaware
WRT-Springing Member LLC	Delaware
WRT-ST LLC	Delaware
WRT-State Street Lender LLC	Delaware
WRT-Summit Pointe LLC	Delaware